Exhibit 99.1

Anworth Announces First Quarter 2012 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--April 26, 2012--Anworth Mortgage Asset Corporation (NYSE: ANH) today reported core earnings available to common stockholders of $27.7 million, or $0.20 per diluted share, for the first quarter ended March 31, 2012. Core earnings consisted of $29.1 million of net income less $1.5 million of dividends paid to our preferred stockholders. This compares to core earnings of $26.9 million, or $0.20 per diluted share, for the quarter ended December 31, 2011.

“Core earnings” represents a non-GAAP financial measure, which we define as GAAP net income excluding impairment losses on mortgage-backed securities, or MBS. For the three months ended March 31, 2012, there were no impairment losses on MBS.

On March 30, 2012, we declared a quarterly common stock dividend of $0.21 per share, which is payable on April 27, 2012 to our holders of common stock as of the close of business on April 10, 2012.

At March 31, 2012, our book value was $7.17 per share, versus $6.96 per share at December 31, 2011.

Our investments consist of Agency MBS, which constituted essentially our entire portfolio at March 31, 2012. At March 31, 2012 and December 31, 2011, the fair value of our Agency MBS portfolio and its allocation was approximately as follows:

	March 31,	December 31,
	2012	2011

Fair value of Agency MBS	$9.04 billion	$8.76 billion

Adjustable-rate Agency MBS (less than 1 year reset)	23%	24%
Adjustable-rate Agency MBS (1-2 year reset)	3%	4%
Adjustable-rate Agency MBS (2-5 year reset)	54%	51%
Adjustable-rate Agency MBS (5-7 year reset)	2%	2%
15-year fixed-rate Agency MBS	13%	13%
30-year fixed-rate Agency MBS	5%	6%
	100%	100%

	March 31,	December 31,
	2012	2011
Weighted Average Coupon:
Adjustable-rate	3.22%	3.27%
Hybrid adjustable-rate	3.09	3.22
15-year fixed-rate	3.65	3.66
30-year fixed-rate	5.55	5.55
CMOs	1.05	1.09
Total Agency MBS:	3.31%	3.42%
Average Amortized Cost:
Adjustable-rate and hybrid adjustable-rate	102.86%	102.83%
15-year fixed-rate	103.36	103.29
30-year fixed-rate	100.83	100.82
Total Agency MBS:	102.82%	102.78%
Current yield (weighted average coupon divided by average amortized cost)	3.22%	3.33%
Unamortized premium	$240.1 million	$231.5 million
Unamortized premium as a percentage of par value	2.82%	2.78%
Premium amortization expense on Agency MBS	$15.8 million	$16.7 million

	March 31,	December 31,
	2012	2011

Fair value of Non-Agency MBS	$1.0 million	$1.6 million

	March 31,	December 31,
	2012	2011

Constant prepayment rate (CPR) of Agency MBS and Non-Agency MBS	22%	25%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	21%	25%
Weighted average term to next interest rate reset on Agency MBS and Non-Agency MBS	35 months	36 months

	March 31,	December 31,
	2012	2011
Repurchase Agreements:
Outstanding repurchase agreement balance	$7.600 billion	$7.595 billion
Average interest rate	0.33%	0.36%
Average maturity	34 days	38 days
Average interest rate after adjusting for interest rate swap transactions	1.05%	1.18%
Average maturity after adjusting for interest rate swap transactions	445 days	436 days
Fair value of Agency MBS pledged to counterparties	$8.09 billion	$8.07 billion

Interest Rate Swap Agreements:
Notional amount	$3.08 billion	$3.03 billion
Percentage of outstanding repurchase agreement balance	41%	40%

At March 31, 2012 and December 31, 2011, our swap agreements had the following notional amounts (in thousands), weighted average interest rates and remaining terms (in months):

	March 31,			December 31,
	2012			2011
		Weighted			Weighted
		Average	Remaining		Average	Remaining
	Notional	Interest	Term in	Notional	Interest	Term in
	Amount	Rate	Months	Amount	Rate	Months

Less than 12 months	$695,000	3.41%	7	$520,000	3.92%	5
1 year to 2 years	200,000	2.85	20	375,000	3.32	14
2 years to 3 years	410,000	2.00	30	410,000	2.07	28
3 years to 4 years	730,000	2.06	42	680,000	2.07	42
Over 4 years	1,045,000	1.81	53	1,045,000	1.98	54
	$3,080,000	2.32%	35	$3,030,000	2.51%	34

At March 31, 2012, our leverage multiple was 6.98x, which was a decrease from our leverage multiple of 7.25x at December 31, 2011. The leverage multiple is calculated by dividing our repurchase agreements outstanding by the aggregate of common stockholders’ equity plus Preferred Stock and junior subordinated notes.

	March 31,	December 31,
	2012	2011
Relative to Average Earning Assets During the Quarter:
Interest income earned	3.27%	3.39%
Amortization of premium	0.75	0.79
Average cost of funds on repurchase agreements and derivative instruments	1.09	1.18
Net interest rate spread	1.43%	1.42%

At March 31, 2012, stockholders’ equity available to common stockholders was approximately $976 million, or a book value of $7.17 per share, based on approximately 136.1 million shares of common stock outstanding at quarter end. The $976 million equals total stockholders’ equity of $1.024 billion less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $28.8 million and the proceeds from its sale of $27.2 million. At December 31, 2011, stockholders’ equity available to common stockholders was approximately $933.8 million, or a book value of $6.96 per share, based on approximately 134.1 million shares of common stock outstanding at quarter end. The $933.8 million equals total stockholders’ equity of $982.3 million less the Series A Preferred Stock liquidating value of $46.9 million and less the difference between the Series B Preferred Stock liquidating value of $28.8 million and the proceeds from its sale of $27.2 million.

We will host a conference call on April 27, 2012 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss first quarter 2012 results. The dial-in number for the conference call is 877-317-6789 for U.S. callers (international callers should dial 412-317-6789 and Canadian callers should dial 866-605-3852). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on April 27, 2012. The dial-in number for the replay is 877-344-7529 for U.S. callers (international and Canadian callers should dial 412-317-0088) and the conference number is 10013488. The conference call will also be webcast over the Internet, which can be accessed on our website at http://www.anworth.com through the corresponding link located on the home page.

Investors interested in participating in our Dividend Reinvestment and Stock Purchase Plan, or the Plan, or receiving a copy of the Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the Plan, interested investors may also visit the Plan Administrator’s website at http://www.investpower.com or our website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Effective December 31, 2011, we became an externally-managed mortgage real estate investment trust. We invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates, changes in the yield curve, the availability of mortgage-backed securities for purchase, increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets and, if available, the terms of any financing, changes in the market value of our assets, risks associated with investing in mortgage-related assets, changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, our ability to maintain an exemption from the Investment Company Act of 1940, as amended, and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION

BALANCE SHEETS
(in thousands, except per share amounts)

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Agency MBS:
Agency MBS pledged to counterparties at fair value	$8,087,281	$8,068,829
Agency MBS at fair value	904,002	644,694
Paydowns receivable	47,248	48,371
	9,038,531	8,761,894
Non-Agency MBS:
Non-Agency MBS at fair value	1,008	1,585
Cash and cash equivalents	5,143	8,877
Interest and dividends receivable	27,455	28,085
Derivative instruments at fair value	1,164	0
Prepaid expenses and other	14,703	13,328
Total Assets:	$9,088,004	$8,813,769
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued interest payable	$20,297	$23,788
Repurchase agreements	7,600,000	7,595,000
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	91,870	96,808
Dividends payable on Series A Preferred Stock	1,011	1,011
Dividends payable on Series B Preferred Stock	450	450
Dividends payable on common stock	28,575	28,083
Payable for securities purchased	255,708	20,679
Accrued expenses and other	1,032	1,044
Total Liabilities:	$8,036,323	$7,804,243
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($28,789 and $28,789, respectively); 1,152 and 1,152 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	$27,239	$27,239
Stockholders' Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($46,888 and $46,888, respectively); 1,876 and 1,876 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	$45,397	$45,397
Common Stock: par value $0.01 per share; authorized 200,000 shares, 136,073 and 134,115 issued and outstanding at March 31, 2012 and December 31, 2011, respectively	1,361	1,341
Additional paid-in capital	1,158,295	1,145,733
Accumulated other comprehensive income consisting of unrealized losses and gains	80,711	50,223
Accumulated deficit	(261,322)	(260,407)
Total Stockholders' Equity:	$1,024,442	$982,287
Total Liabilities and Stockholders' Equity:	$9,088,004	$8,813,769

ANWORTH MORTGAGE ASSET CORPORATION

STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Interest income:
Interest on Agency MBS	$53,225	$56,901
Interest on Non-Agency MBS	24	45
Other income	14	11
	53,263	56,957
Interest expense:
Interest expense on repurchase agreements	20,574	22,112
Interest expense on junior subordinated notes	345	319
	20,919	22,431
Net interest income	32,344	34,526
Recoveries on Non-Agency MBS	623	218
Expenses:
Management fee	(2,821)	0
Compensation, incentive compensation and benefits	0	(2,861)
Other expenses	(1,024)	(723)
Total expenses	(3,845)	(3,584)
Net income	29,122	31,160
Dividend on Series A Cumulative Preferred Stock	(1,011)	(1,011)
Dividend on Series B Cumulative Convertible Preferred Stock	(450)	(492)
Net income to common stockholders	$27,661	$29,657
Basic earnings per common share	$0.20	$0.24
Diluted earnings per common share	$0.20	$0.24
Basic weighted average number of shares outstanding	135,064	121,914
Diluted weighted average number of shares outstanding	139,292	126,205

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
310-255-4438 or 310-255-4493
jhillman@anworth.com
http://www.anworth.com